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                                                                Exhibit 99.14(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" in Pre-Effective Amendment No. 2 to the Registration Statement (Form N-14
No. 333-108157) and Amendment No. 2 to the Registration (Form N-14 No. 333-108158) and related Prospectus of Separate Account II of Integrity Life Insurance Company for the registration of Shares of Touchstone Enhanced Dividend 30 Fund, a series of Touchstone Variable Series Trust, and to the incorporation by reference therein of our report dated April 11, 2003, with respect to the financial statements of Separate Account II of Integrity Life Insurance Company for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young, LLP


Cincinnati, Ohio
September 30, 2003